Exhibit 10.1

PURCHASE AND EXCHANGE AGREEMENT

PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”), dated as of June 2, 2010, between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the parties identified on the Schedule of Purchasers attached hereto (each individually, a “Purchaser” and together, the “Purchasers” and, together with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Facility Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act;

WHEREAS, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of shares of the Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth opposite such Purchaser’s name under “Common Shares” on the Schedule of Purchasers attached hereto (which aggregate amount for all Purchasers together shall be 11,000,000 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”);

WHEREAS, the Company previously issued to the Purchasers warrants to purchase an aggregate of 28,000,000 shares of Common Stock (the “Prior Warrants”) in connection with that certain Facility Agreement, dated June 17, 2009, between the Parties (the “Facility Agreement”); and

WHEREAS, as an inducement for the Purchasers to purchase the Common Shares pursuant to this Agreement, the Company is willing to exchange a portion of the Prior Warrants held by each Purchaser for new warrants in the form attached hereto as Exhibit A (the “New Warrants” and together with the Common Shares, the “Securities”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Purchasers and the Company agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON SHARES

Section 1.1 Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4.1 and 4.2 below, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), that number of Common Shares as is set forth opposite such Purchaser’s name under “Common Shares” on the Schedule of Purchasers (the “Closing”).

Section 1.2 Closing. The date and time of the Closing (the “Closing Date”) shall be the Business Day next following the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 4.1 and 4.2 below and shall take place at the offices of Cooley LLP, 4401 Eastgate Mall, Suite 400, San Diego, CA 92121, or at such other date, time and place as the Parties may mutually agree. The Parties agree to use reasonable best effort to satisfy their respective conditions to the Closing set forth in Sections 4.1 and 4.2 as soon as possible after the date hereof.

Section 1.3 Purchase Price. The aggregate purchase price for the Common Shares to be purchased by each such Purchaser at the Closing (each, a “Purchase Price”) shall be the amount set forth opposite each Purchaser’s name under “Purchase Price” on the Schedule of Purchasers, which shall be equal to the amount of $3.23 per Common Share times the number of Common Shares purchased.

Section 1.4 Form of Payment. On the Closing Date, (i) each Purchaser shall pay its respective Purchase Price to the Company for the Common Shares to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall instruct its transfer agent to deliver to each Purchaser a certificate or certificates representing the Common Shares which such Purchaser is then purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Purchaser or its designee.

ARTICLE II

ISSUANCE OF NEW WARRANTS

Section 2.1 Delivery and Cancellation of Prior Warrants. On the Closing Date, the Company shall have received from each Purchaser for cancellation a portion of such Purchaser’s Prior Warrants covering a number of shares of Common Stock equal to the number of shares of Common Stock covered by the New Warrants to be issued to such Purchaser as set forth opposite such Purchaser’s name on the Schedule of Purchasers (such portion, the “Canceled Prior Warrants”), and in connection therewith each such Purchaser shall deliver to the Company on or prior to the Closing Date the certificates representing all of the Prior Warrants held by such Purchaser. On the Closing Date, the certificates representing all of the Prior Warrants shall be void and of no further force or effect.

Section 2.2 Issuance of New Warrants. On the Closing Date, the Company shall issue to each Purchaser a New Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name under “New Warrants” on the Schedule of Purchasers. The New Warrants shall have an initial exercise price of $3.45 per share of Common Stock. On the Closing Date, the Company shall deliver to each Purchaser a new certificate, identical in form to the Prior Warrants, representing the number of remaining Prior Warrants set forth opposite such Purchaser’s name under “Remaining Prior Warrants” on the Schedule of Purchasers (“Remaining Prior Warrants”).

Section 2.3 The Company and the Purchasers agree that the exchange of the portion of the Prior Warrants for New Warrants made pursuant to this Agreement represents an isolated transaction that is not part of a plan to periodically increase any Purchaser’s proportionate interest in the assets or earnings and profits of the Company. Therefore, the Company shall not report dividend income for federal, and any applicable state and local, income tax purposes to the Purchasers except to the extent that cash, stock or property dividends are paid on the Shares (as defined below) owned by the Purchasers. Notwithstanding the foregoing, neither the Purchasers nor the Company shall be required to take any action pursuant to this Section 2.3 if doing so would be reasonably likely, based upon the advice of the Company’s tax advisers after consulting with the Purchasers and their tax advisers, to be unfounded, unlawful or potentially subject the Purchasers or the Company to a material penalty.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the Closing Date as follows:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b) The Company is conducting its business in compliance with its Organizational Documents. The Organizational Documents of the Company (including all amendments thereto) as currently in effect have been made available to the Purchasers and remain in full force and effect with no defaults outstanding thereunder.

(c) The Company has full power and authority to enter into this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement” and together with this Agreement, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Common Shares and the New Warrants have been duly authorized by the Company’s Board of Directors or a duly authorized committee thereof and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been and, on the Closing Date, the Registration Rights Agreement and the New Warrants shall be, duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) All authorizations, consents, approvals, registrations, exemptions and licenses that are necessary for the issuance of the Securities hereunder, the execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder, have been obtained and are in full force and effect, except for registrations and filings in connection with the issuance of the Common Shares and New Warrants and shares of Common Stock issuable upon exercise of the New Warrants, and filings necessary to comply with laws, rules, regulations and orders required in the ordinary course of business.

(e) All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities that are necessary for the conduct of its business as currently conducted have been obtained and are in full force and effect, except to the extent any failure to so obtain would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of any provision of any Transaction Document, (c) the ability of the Company to timely perform its obligations under the Transaction Documents or (d) the rights and remedies of the Purchasers under any Transaction Document; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (A) any adverse effect that results directly or indirectly from general economic, business, financial or market conditions; and (B) any adverse effect arising directly or indirectly from or otherwise relating to any of the industries or industry sectors in which the Company operates.

(f) The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.3 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(g) Neither the entering into any of the Transaction Documents nor the compliance with any of the terms therein conflicts with, violates or results in a breach of any of the terms of, or constitutes a default or event of default (however described) or requires any consent under, to the extent applicable, (i) any agreement to which the Company is a party or by which it is bound, (ii) any of the terms of the Organizational Documents or (iii) any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Company or its assets, except where such conflicts, violations, breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(h) The Company is not engaged in or the subject of any litigation, arbitration, or administrative regulatory compliance proceeding, nor are there any litigation, arbitration, administrative, regulatory, compliance proceedings or investigations pending or, to the knowledge of the Company, threatened before any court or arbitrator or before or by any Government Authority against the Company, that would reasonably be expected to result in a Material Adverse Effect and the Company is not aware of any facts reasonably likely to give rise to any such proceeding.

(i) The Company (i) is capable of paying its debts as they fall due and is not unable and has not admitted its inability to pay debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Company’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Company or any or all of its assets or revenues.

(j) Neither the Company nor any of its Subsidiaries, or to the Company’s knowledge, any of its or their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent, finder or broker in connection with the sale of the Securities.

(k) During the one year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed during the one year prior to the date hereof or prior to the date of the Closing and all financial statements, notes and schedules thereto being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to the extent that such unaudited statements do not include footnotes).

(l) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m) The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(n) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except pursuant to the Securities Agreement or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o) The Company or one or more of its Subsidiaries owns or possesses adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the SEC Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it, except where failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s knowledge threatened in writing, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(p) The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(q) The Company is eligible to register the Common Shares and the shares of Common Stock issuable upon exercise of the New Warrants for resale by the Purchasers using Form S-3 promulgated under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Common Shares and the shares of Common Stock issuable upon exercise of the New Warrants by the Purchasers.

Section 3.2 Company Acknowledgment. The Company acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Purchasers to enter into the Transaction Documents and that the Purchasers have entered or will enter into the Transaction Documents on the basis of, and in full reliance on, each of such representations and warranties.

Section 3.3 Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants to the Company as of the date hereof and as of the Closing Date, and agrees that:

(a) It is acquiring the Common Shares, the New Warrants and the shares of Common Stock issued pursuant to the New Warrants, whether upon exercise or otherwise (the “Warrant Shares” and together with the Common Shares, the “Shares”), solely for its account for investment and not with a view to or for sale or distribution of the New Warrants or Shares or any part thereof. Each of the Purchasers also represents that the entire legal and beneficial interests of the Shares and New Warrants such Purchaser is acquiring is being acquired for, and will be held for, its account only.

(b) The Shares and New Warrants have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. Each of the Purchasers realizes that the basis for the exemptions may not be present, if notwithstanding its representations such Purchaser has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Shares or New Warrants. None of the Purchasers has such present intention. Each of the Purchasers understands (i) that the Shares and New Warrants are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance thereof will be exempt from the registration and qualifications requirements thereof and (ii) that the Company’s reliance on such exemptions is predicated on the representations set forth in this Section 3.3.

(c) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(d) The Shares and New Warrants must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(e) Neither the Shares or New Warrants may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale following the required holding period under Rule 144.

(f) It will not make any disposition of all or any part of the Shares or New Warrants until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii) Such Purchaser shall have notified the Company of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel for the Company with an opinion of counsel, substantially in the form annexed as Exhibit C to the New Warrant. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act.

(g) (i) All certificates evidencing the Shares may bear the following legend.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE, SUBJECT TO DELIVERY OF AN OPINION, AS PROVIDED IN THE PURCHASE AND EXCHANGE AGREEMENT, DATED AS OF JUNE 2, 2010.”

(ii) Subject to the provisions of this paragraph, the certificates evidencing the Shares shall not contain any legend restricting the transfer thereof: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, or (B) following any sale of such Shares pursuant to Rule 144, or (C) if such Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are satisfied, the Company shall cause its counsel to issue a legal opinion to its transfer agent (“Transfer Agent”) promptly after the Unrestricted Conditions are satisfied, if required and to the extent permitted by the Transfer Agent, to effect the issuance of the Shares without a restrictive legend or removal of the legend hereunder. The Company agrees that, following the Effective Date, at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 3.3(g), it will, no later than five (5) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Purchaser to the Company of a certificate representing the Shares containing a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(h) Such Purchaser is an “accredited investor” as defined in Regulation D promulgated the Securities Act.

(i) Such Purchaser is a limited partnership or corporation duly organized and validly existing under the laws of the jurisdiction of its formation.

(j) This Agreement has been and the Registration Rights Agreement will be as of the Closing Date, duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(k) In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee to the extent as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 3.4 Purchasers Acknowledgement. Each of the Purchasers acknowledges that it has made the representations and warranties referred to in Section 3.3 with the intention of persuading the Company to enter into the Transaction Documents and that the Company has entered into or will enter into the Transaction Documents on the basis of, and in full reliance on, each of such representations and warranties. Each of the Purchasers also acknowledges that the representations and warranties made by the Company in Section 3.1, to the extent that they pertain to the New Warrants or the Registration Rights Agreement (with the exception of Subsection (d) of Section 3.1), are made solely to the extent, and will only survive for so long as, any of the Purchasers remains a party to the Registration Rights Agreement or a holder of the New Warrants.

ARTICLE IV

CONDITIONS OF CLOSING

Section 4.1 Conditions to the Company’s Obligations to Sell the Common Shares and Issue the New Warrants. The obligation of the Company hereunder to issue and sell the Common Shares and issue the New Warrants to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a) Each Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Each Purchaser shall have delivered to the Company the Purchase Price for the Common Shares being purchased by such Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) Each Purchaser shall have delivered to the Company such Purchaser’s Canceled Prior Warrants pursuant to Section 2.1 hereof.

(d) The representations and warranties of such Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

Section 4.2 Conditions to each Purchaser’s Obligation to Purchase the Common Shares. The obligation of each Purchaser hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Purchaser (i) each of the Transaction Documents, (ii) the New Warrants (iii) the Remaining Prior Warrants and (iv) certificates representing the Common Shares being purchased by such Purchaser at the Closing pursuant to this Agreement.

(b) The Common Stock (i) shall be listed on the Nasdaq Global Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Global Market from trading on such market nor shall suspension by the SEC or the Nasdaq Global Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Nasdaq Global Market or (B) by falling below the minimum listing maintenance requirements of the Nasdaq Global Market.

(c) The Company shall have delivered to such Purchaser a certificate, executed by the Secretary of the Company and dated as of the Closing Date, in the form attached hereto as Exhibit C.

(d) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the other Parties.

For the Company:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, CA 92121

Attention: Chief Financial Officer and General Counsel

Facsimile: (858) 677-0065

with a courtesy copy (not constituting notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Steven M. Przesmicki

Facsimile: (858) 550-6420

For the Purchasers c/o:

Deerfield Private Design Fund, L.P.

780 Third Avenue, 37th Floor

New York, New York 10017

Attention: James E. Flynn

Facsimile: (212) 573-8111

with a courtesy copy (not constituting notice) to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Facsimile: (212) 894-5827

Attention: Mark I. Fisher

                 Elliot Press

Section 5.2 Waiver of Notice. Whenever any notice is required to be given to the Purchasers or the Company under the any of the Transaction Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 5.3 Applicable Law and Consent to Non-Exclusive New York Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of such State.

(a) Each Party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, borough of Manhattan or the County of San Diego for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such court, action or other proceeding is improper. Final non-appeal able judgment against any Party in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in any Transaction Document shall affect the right of any Party to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the other Party(ies) in any manner authorized by the laws of any such jurisdiction. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such action, suit or other proceeding brought in the courts in the State of New York, in the County of San Diego or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

(b) EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY TRANSACTION DOCUMENT.

(c) To the extent that the Parties may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Transaction Document, be entitled to the benefit of any provision of law requiring the Company or the Purchasers, as applicable, in such suit, action or other proceeding to post security for the costs of the Company or the Purchasers, as applicable, or to post a bond or to take similar action, the Parties hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.

Section 5.4 Successors and Assigns. This Agreement shall bind and inure to the respective successors and assigns of the Parties. The Company may not assign or otherwise transfer all or any part of its rights under this Agreement without the prior written consent of the Purchasers. Any attempted assignment or participation in violation of this Section 5.4 shall be void and of no further effect.

Section 5.5 Entire Agreement. The Transaction Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. This Agreement may be amended, and any provision may be waived, by a writing signed by the Company and the Purchasers.

Section 5.6 Severability. If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 5.7 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile signatures or the exchange of .pdf copies of signatures shall be treated as original signatures.

Section 5.8 Survival. This Agreement and all agreements, representations and warranties made in the Transaction Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the Parties and shall survive the execution and delivery of this Agreement regardless of any investigation made by any Party or on its behalf, and shall continue in force until the termination or exercise in full of the New Warrants.

Section 5.9 Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Purchasers upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Purchasers in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Purchasers in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 5.10 Further Assurances. From time to time, each Party hereto shall perform any and all acts and execute and deliver to the other Party such additional documents as may be necessary or as requested by the other Party to carry out the purposes of any Transaction Document or to preserve and protect such other Party’s rights as contemplated therein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

COMPANY:		PURCHASER:

ARENA PHARMACEUTICALS, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ ROBERT E. HOFFMAN
Name:	Robert F. Hoffman	By:	Deerfield Capital, L.P., General Partner
Title:	VP, Finance and CFO	By:	J.E. Flynn Capital, LLC, General Partner

PURCHASER:		By:	/s/ DAVID J. CLARK
DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.			David J. Clark, Authorized Signatory

By:	Deerfield Capital, L.P., General Partner	PURCHASER:
By:	J.E. Flynn Capital, LLC, General Partner	DEERFIELD PARTNERS, L.P.

By:	/s/ DAVID J. CLARK	By:	Deerfield Capital, L.P., General Partner
	David J. Clark, Authorized Signatory	By:	J.E. Flynn Capital, LLC, General Partner

PURCHASER:		By:	/s/ DAVID J. CLARK
DEERFIELD INTERNATIONAL LIMITED			David J. Clark, Authorized Signatory

By:	/s/ DAVID J. CLARK	PURCHASER:
	David J. Clark, Authorized Signatory	DEERFIELD SPECIAL SITUATIONS FUND, L.P.

PURCHASER:		By:	Deerfield Capital, L.P., General Partner
DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED		By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ DAVID J. CLARK	By:	/s/ DAVID J. CLARK
	David J. Clark, Authorized Signatory		David J. Clark, Authorized Signatory

SCHEDULE OF PURCHASERS

Purchaser	Common Shares	Purchase Price	New Warrants	Remaining Prior Warrants

Deerfield Private Design Fund, L.P.	1,853,720	$5,987,515.60	2,730,024	1,988,536

Deerfield Private Design International, L.P.	2,986,280	$9,645,684.40	4,397,976	3,203,464

Deerfield Partners, L.P.	2,178,000	$7,034,940.00	3,207,600	2,336,400

Deerfield International Limited	3,322,000	$10,730,060.00	4,892,400	3,563,600

Deerfield Special Situations Fund, L.P.	232,320	$750,393.60	342,144	249,216

Deerfield Special Situations Fund International Limited	427,680	$1,381,406.40	629,856	458,784

Total	11,000,000	$35,530,000.00	16,200,000	11,800,000

EXHIBIT A

FORM OF NEW WARRANT

[Provided separately]

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

[Provided separately]

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

SECRETARY’S CERTIFICATE

ARENA PHARMACEUTICALS, INC.

June     , 2010

I, Steven W. Spector, Senior Vice President, General Counsel and Secretary of Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), do hereby certify, as an officer of the Company, and not in my individual capacity, pursuant to Section 4.2(c) of that Purchase and Exchange Agreement, dated as of June 2, 2010, between the Company and the purchasers listed on the Schedule of Purchasers thereto (the “Purchase Agreement”), as follows:

The Company’s Fifth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 11, 2002, was amended by the Company’s Certificates of Designation as filed with the Secretary of State of the State of Delaware on November 4, 2002 and December 24, 2003 and by the Certificates of Amendment filed on June 15, 2006 and June 26, 2009 (collectively, the “Charter”). There have been no amendments to the Certificate since June 26, 2009, nor has any action been taken or, to the undersigned’s knowledge, contemplated by the Board of Directors of the Company (the “Board”) or the stockholders of the Company since such date for the purpose of effecting any amendment or modification thereof. The Charter is in full force and effect as of the date hereof. A true, correct and complete copy of the Charter as in effect on the date hereof, certified by the Secretary of State of the State of Delaware, is attached hereto as Exhibit A.

The Company’s Amended and Restated Bylaws (the “Bylaws”) were duly adopted by the Board on October 1, 2007 and have not been amended or modified since such date, and are currently in full force and effect. A copy of the Bylaws is attached hereto as Exhibit B.

The resolutions of the Board adopted at a meeting held on April 30, 2010 and resolutions of the Financing Committee of the Board adopted at a meeting held on June 2, 2010 approving the Purchase Agreement, all documents, certificates and instruments executed in connection therewith and all transactions contemplated thereby, substantially in the form attached hereto as Exhibit C, remain in full force and effect, and have not been rescinded, altered, or modified in any manner.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date set forth above.

ARENA PHARMACEUTICALS, INC.

By:
	Name:	Steven W. Spector
	Title:	Senior Vice President, General Counsel and Secretary

The undersigned, being the duly elected and qualified President and Chief Executive Officer of the Company, hereby certifies that Steven W. Spector is the duly elected and qualified Senior Vice President, General Counsel and Secretary of the Company, and that the foregoing signature appearing above his name is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date set forth above.

ARENA PHARMACEUTICALS, INC.

By:
	Name:	Jack Lief
	Title:	President and Chief Executive Officer

EXHIBIT A

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE

COMPANY, AS AMENDED

EXHIBIT B

AMENDED AND RESTATED BYLAWS OF THE COMPANY

EXHIBIT C

BOARD AND COMMITTEE RESOLUTIONS